Oakridge Global Energy Solutions, Inc. Hong Kong Subsidiary Formed

Oakridge Global Energy Solutions, Inc. 6 hours ago GlobeNewswire

Melbourne, Florida, June 30, 2015 (GLOBE NEWSWIRE) -- (OGES) Oakridge Global Energy Solutions, Inc., a global leader in US-domestically manufactured battery systems, announced that it has formed Oakridge Global Energy Solutions Limited, Hong Kong, as a new wholly-owned subsidiary as part of its global growth strategy. This subsidiary will serve as the foundation for the Asia-Pacific sales, marketing and distribution for Oakridge's products, and will also form an integral part of the company's developing global presence.

"We are incredibly excited about this new subsidiary given the tremendous demand we've seen for our products internationally. We've been working towards a global launch of a range of new battery products and this subsidiary will play an instrumental role in that launch in a range of important ways, " said Steve Barber, the company's Executive Chairman and Chief Executive Officer. "Our revamped brand is now global and the timing for the creation of this new subsidiary could not come at a better time as we continue to expand our global footprint."

The company, which recently completed a detailed structuring of the company and its operations, is now aggressively open for business under its new name, Oakridge Global Energy Solutions. This reflects the broader mission and the addition of improved service and technology solutions. The company's two manufacturing plants in Melbourne, Florida are ramping up towards commercial production to meet the company's growing demand for its cutting-edge large format Pro Series golf car batteries and small format Patriot Series radio controlled sector batteries that have been met with tremendous market interest -- including widespread interest in the Asia-Pacific markets.

Mr. Barber continued, "Hong Kong is a key location for global businesses that are eager to expand operations and build business networks in this important financial market. Growing our global platform means that customers looking to enter new markets can do so confidently, knowing they will receive the same level of customer service and high quality products. This new subsidiary will allow us to give our customers a solid platform for growth in Asia."

About Oakridge Global Energy Solutions, Inc.

Oakridge Energy Technologies is a publicly traded company, listed as OGES on the OTCQB, whose primary business is the development, manufacturing and marketing of energy storage products. Additional information can be accessed on the company's website www.oakg.net.

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Contact:

Oakridge Global Energy Solutions, Inc.

www.oakg.net

751 North Drive, Suite 9

Melbourne, FL 32934